A:\10K797wpd.wpd
                                                                   EXHIBIT 21


Jurisdiction
                                                                        of
                                                                   Subsidiary
Organization

Housing              -              Home             Sales,              Inc.
Maryland
The                          Southampton                          Corporation
Maryland
All                               Seasons,                               Inc.
Maryland
Washington            Homes,           Inc.            of            Virginia
Virginia
Designed                           Contracts,                            Inc.
Maryland
Consultants                                                       Corporation
Maryland
WH                      Land                     I,                      Inc.
Maryland
WH                      Land                     II,                     Inc.
Maryland
WH                              Properties,                              Inc.
Maryland
WH                     Land                     III,                     Inc.
Maryland
WH                Properties               Limited                Partnership
Maryland
WH            Properties           II           Limited           Partnership
Maryland
Potomac           Knolls           A1           Limited           Partnership
Maryland
Potomac           Knolls           A3           Limited           Partnership
Maryland
Potomac           Knolls           B1           Limited           Partnership
Maryland
Potomac           Knolls           B2           Limited           Partnership
Maryland
Potomac           Knolls           E1           Limited           Partnership
Maryland
Homebuyer's                          Mortgage,                           Inc.
Maryland
Westminster Homes, Inc.                                                 North
Carolina
WH/PR                   Land                   Company                    LLC
Delaware
New            Homebuyer's           Title           Company,            Inc.
Maryland
Homebuyer's                Insurance                Agency                LLC
Maryland
New        Homebuyer's       Title       Company        (Virginia)        LLC
Virginia
Westminster Homes (Charlotte), Inc.                                     North
Carolina
Westminster           Homes           of           Tennessee,            Inc.
Tennessee
Arbor                                West                                 LLC
Maryland
Condominium          Community          (Park          Place),           Inc.
Maryland
Condominium          Community         (Truman          Drive),          Inc.
Maryland
Condominium        Community       (Bowie       New        Town),        Inc.
Maryland
Condominium          Community          (Quail           Run),           Inc.
Maryland
Condominium          Community          (Largo          Town),           Inc.
Maryland
Quarry                             Services,                             Inc.
Maryland
Carrington Homes LLC                                                    North
Carolina
Washington Homes of West Virginia, Inc.                                  West
Virginia
Washwest,                                                                L.P.
Delaware

     Omitted subsidiaries would not in the aggregate constitute a Significant Subsidiary.